                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                      November 12, 1998 (October 15, 1998)

                      ARTERIAL VASCULAR ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

                                    0-27802
                            (Commission File Number)

                 Delaware                                   94-3144218
(State or other jurisdiction of incorporation             (IRS Employer
          or organization)                              Identification No.)

3576 Unocal Place, Santa Rosa, California                     95403
 (Address of principal executive offices)                   (Zip Code)

                                 (707) 525-0111
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

          On October 15, 1998, AVE reported its sales and earnings for the quarterly period ended September 30, 1998. Net sales for the quarter increased 514% to $161.3 million from $26.3 million for the corresponding period in fiscal 1998. Net income for the quarterly period was $53.2 million, or $0.80 per share on a diluted basis, compared with $5.7 million, or $0.09 per share in the corresponding period in fiscal 1998.

          A copy of the press release announcing the earnings for the first quarter of fiscal 1999 is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS.

Exhibit No.                   Description
-----------                   -----------
       99.1                   Press Release, dated October 15, 1998, entitled "AVE Reports First Quarter Fiscal 1999 Earnings."



                                       2.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ARTERIAL VASCULAR ENGINEERING, INC.



Dated: November 12, 1998                By: /s/ LAWRENCE J. FASSLER
                                            -------------------------------
                                            Lawrence J. Fassler
                                            Vice President of Legal Affairs
                                            General Counsel, Secretary






                                       3.

                               INDEX TO EXHIBITS


Exhibit No.                          Description
-----------                          -----------
99.1           Press Release, dated October 15, 1998, entitled "AVE Reports
               First Quarter Fiscal 1999 Earnings."





                                       4.